QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.3

U.S. Patents Owned or Licensed by MedImmune, Inc.*

Product/ Project	US Patent No.	Subject Matter	Expiration Date
E. coli	4,795,803	Adhesin antigens	1/3/2006
	5,804,198	Adhesin vaccines	9/8/2015
	6,291,649	Anti-adhesin antibodies	3/2/2005
	6,500,434	Chaperone and Adhesin Proteins: Vaccines, Diagnostic and Methods for Treating Infections	4/23/2019
Vitaxin	5,753,230	Use of antibodies anti- avb3 antibodies to inhibit angiogenesis in tumors and inflamed tissue	5/19/2015
MEDI-507	5,730,979	Anti-CD2 antibodies and their use in treating T-cell mediated immune responses	3/24/2015
	5,951,983	Anti-CD2 antibodies and their use in treating T-cell mediated immune responses	9/14/2016
	5,817,311	Use of anti-CD2 antibodies in treating T-cell mediated immune responses	10/6/2015
HPV	6,228,368	Capsomeres containing HPV L1 protein and their use in preventing and treating HPV infection	10/6/2017
	6,066,324	HPV VLPs containing L1 protein with deletions	10/9/2015
	6,261,765	Disassembly/reassembly of Papillomavirus Virus Like Particles	9/5/2017
	6,165,471	HPV capsomeres with reduced assembly capacity	7/2/2018
	6,153,201	Oral Immunization with Papillomavirus Virus Like Particles	3/9/2013
	6,361,778	Papillomavirus Like Particles, Fusion Proteins as well as Processes for Their Production	9/16/2019
	6,416,945	Disassembly/reassembly of Papillomavirus Virus Like Particles	9/5/2017
RSV	5,824,307	Synagis® & other anti-RSV antibodies and their use in treating or preventing RSV infection	10/20/2015
	5,582,827	Immunoglobulin from plasma for treatment of RSV	12/10/2013
	4,800,078	Treatment of respiratory disease caused by RSV using human gamma globulin	1/24/2006
	5,412,077	Effective Antibody Titers Against Respiratory Viruses	8/4/2020
Strep	5,928,900	Pad1 protein	7/27/2016
	5,981,229	DNA encoding Exp1 and PlpA proteins	11/9/2016
	5,834,278	DNA encoding pneumococcal MsrA	5/1/2016
	6,245,335	Streptococcal choline binding proteins	5/1/2017
	5,736,367	Vectors and Prokaryotes which Autocatalytically Delete Resistance	4/7/2018
	5,798,243	Bacterial Peptide Methionine Sulfoxide Reductase an Adhesion Associated Protein, and Antibiotic Therapies	5/1/2016
	6,420,135	Streptococcus pneumoniae polynucleotides and sequences	10/03/17
	6,503,511	Derivatives of Choline Binding Proteins for Vaccines	4/6/2019
IL-9	5,157,112	Antibodies which specifically bind mammalian T cell growth factor P40	10/20/2009
	6,037,149	DNA and RNA molecules that encode Met-IL-9 and their use for recombinant production	8/23/2016
	5,580,753	DNA molecules encoding IL-9 and their use for recombinant production	12/3/2013
	5,734,037	Nucleic acid molecules that hybridize to DNA encoding IL-9	5/23/2009
	5,414,071	Human IL-9 protein	5/9/2012
	5,164,317	Method for enhancing proliferation of mast cells using IL-9	3/23/2010
	5,132,109	Method for enhancing IgG production using IL-9 and IL-4	10/5/2010
	5,246,701	Method to inhibit IgE production using anti-IL-9 antibodies or other IL-9 inhibitors	10/5/2010

	5,962,269	Processes and hybridomas for producing anti-IL-9 receptor antibodies	10/5/2016
	6,261,559	Treating asthmatic symptoms using anti-IL-9 antibodies	8/23/2016
	5,789,237	Nucleic acid molecules that hybridize to DNAs encoding human and murine IL-9 receptors	8/4/2015
	5,750,377	Methods for production of mammalian T cell growth factor P40	5/12/2015
	5,116,951	IL-9 receptor protein	9/19/2010
	5,587,302	Nucleic acid molecules encoding mammalian T cell growth factor P40	12/24/2013
	5,208,218	Mammalian T cell growth factor P40 protein	5/4/2010
	5,180,678	Methods of detecting IL-9	9/19/2010
Ethyol	5,424,471	Process for preparing crystalline forms	7/13/2012
	5,591,731	Dosage forms of crystalline amifostine	7/31/2012
	5,824,664	Agents and methods for inhibiting HIV viral and protein expression using compounds that belong to a family which contains amifostine	10/20/2015
	5,846,958	Methods of stimulating hematopoietic progenitor cells using a compound that belong to a family which contains amifostine	12/8/2015
	5,906,984	Methods of stimulating hematopoietic progenitor cells using specific compounds, which include amifostine	2/17/2015
	5,994,409	Methods of treating toxicities associated with chemotherapy, a method of treating a nephrodisorder, and a method of treating xerostomia, all of which use a compound that belongs to a family which contains amifostine	12/9/2017
	6,051,563	Subcutaneous administration, method of protecting against toxicities associated with ionizing radiation	2/12/2017
	6,127,351	Methods of treating or protecting against toxicities associated with chemotherapy using a specific dosing regime, a method of stimulating bone marrow growth, and a method of treating myelodysplastic syndrome, all of which use a compound that belongs to a family which contains amifostine	2/12/2017
	6,218,377	Methods of treating or protecting against toxicities associated with specific chemotherapy agents, and a method of protecting normal tissue in cancer patients, both of which use a compound that belongs to a family which contains amifostine	2/12/2017
	6,239,119	Methods of treating damaged or infected mucosal tissue using a compounds that belongs to a family which contains amifostine	4/26/2019
	6,384,259	Stable Amorphous Amifostine Composition and Methods for the Preparation and Use of the Same	11/16/2018
	6,407,278	Stable Amorphous Amifostine Composition and Methods for the Preparation and Use of the Same	11/16/2018
	6,489,312	Novel Pharmaceutical Formulations Comprising Aminoalkyl Phosphorothioates	6/15/2019
NeuTrexin	5,716,960	Cystalline glucuronate hydrate salt	2/10/2015
	6,017,921	Crystalline glucuronate salt	1/13/2015
	6,017,922	Thermally stable crystalline non-salts	5/18/2018
	6,258,821	Trimetrexate ascorbate and compositions comprising trimetrexate and ascorbic acid	4/26/2019
	6,258,952	Methods of producing monohydrate	5/18/2018
	4,376,858	2,4-Diamino-5-methyl-6-[(3,4,5- trimethoxyanilino)methyl]quinazoline salts	10/31/2004
	4,694,007	Use of Trimetrexate as Antiparasitic Agent	9/15/2006
	4,677,219	Substituted Benzonitriles	7/17/2006

	5,160,727	Tumor Cell Sensitization Method	3/21/2010
PALA	5,491,135	Methods of treating a viral infections (e.g., hepatitis B and C and secondary to HIV 1)	2/13/2013
Platinum	4,895,935	Platinum Pharmaceuticals	1/23/2007
CMV	6,291,236	Human CMV sequences and attenuated viruses	3/31/2015
	5,925,751	Human CMV sequences and attenuated viruses	3/31/2015
	5,721,354	Human CMV sequences and attenuated viruses	3/31/2015
	6,040,170	Human CMV sequences and attenuated viruses	3/31/2015
EBV	4,707,358	Epstein-Barr virus gp350 subunit protein vaccine	11/17/2004
	6,054,130	Non-splicing variants of EBV gp350 protein and gene	4/18/2014
	5,824,508	Non-splicing variants of EBV gp350 protein and gene	4/18/2014
	6,458,364	Non-Splicing Variants of GP350/220	04/24/2020
Influenza	5,690,937	Temperature sensitive mutants of influenza	6/5/2015
	6,090,391	Recombinant tryptophan mutants of influenza PB2 gene	2/23/2016
	6,322,967	Recombinant tryptophan mutants of influenza PB2 gene	2/23/2016
HSV	4,554,159	Vaccine against HSV-1 and HSV-2	11/19/2002
	4,769,331	Recombinant herpes simplex cloning methods and materials	9/6/2005
	4,859,587	Recombinant herpes simplex vectors and vaccines	8/22/2006
	5,288,641	Herpes simplex as a vector	2/22/2011
	5,328,688	Recombinant herpes simplex with 34.5 gene knockout	6/12/2011
	5,599,691	Herpes simplex as a vector	2/4/2014
	5,641,651	Synthetic HSV promoters and uses	6/24/2014
	5,714,153	Recombinant herpes simplex vaccines and vectors	12/23/2012
	5,846,707	Herpes simplex as a vector	6/4/2004
	5,922,328	Gamma 34.5 mutants of herpes simplex viruses	9/11/2016
	6,071,692	Herpes simplex as a gene expression vector and vaccine	6/4/2004
	6,120,773	Gamma 34.5 gene modification of herpes simplex viruses	9/19/2017
	6,172,047	Herpes viruses modified for use as cancer treatment	1/9/2018
Negative Stranded RNA Viruses	5,166,057	Recombinant negative strand RNA viruses	11/24/2009
	5,578,473	Recombinant negative strand RNA viruses	11/24/2009
	5,786,199	Recombinant negative strand RNA viruses and vaccines	7/28/2015
	5,820,871	Recombinant negative strand RNA viruses — bicistronic	10/13/2015
	5,854,037	Recombinant negative strand RNA viruses	12/29/2015
	6,001,634	Recombinant negative strand RNA viruses	8/28/2009
	6,022,726	Attenuated negative strand RNA viruses and methods	2/8/2017
	6,316,243	Recombinant attenuated double strand RNA viruses	11/13/2018
	5,840,520	Recombinant RSV viruses	11/24/2015
VZV	6,087,170	VZV gene and mutant VZV viruses	4/28/2014
*
The Company encourages any interested investor to obtain an independent legal analysis of the precise scope of the claims of the patents listed above.

QuickLinks

  Exhibit 99.3
U.S. Patents Owned or Licensed by MedImmune, Inc.